AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999
                                              REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                       THE SECURITIES EXCHANGE ACT OF 1933

                         Arch Communications Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                               31-1358569
(State or Other Jurisdiction of Incorporation) (IRS Employer Identification No.)

             1800 West Park Drive, Suite 250, Westborough, MA 01581
               (Address of Principal Executive Offices)     (Zip Code)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              C. Edward Baker, Jr.
                      Chairman and Chief Executive Officer
                         Arch Communications Group, Inc.
                         1800 West Park Drive, Suite 250
                              Westborough, MA 01581
                     (Name and address of agent for service)

                                 (508) 870-6700
          (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
                                                     Proposed
  Title of                           Proposed         Maximum
 Securities        Amount to          Maximum        Aggregate      Amount of
   to be              be           Offering Price    Offering      Registration
 Registered       Registered (1)    Per Share (1)    Price (1)        Fee (1)
 ----------       --------------    -------------    ---------        -------
Common Stock,      1,500,000          $2.40625      $3,609,375       $1,003.41
$.01 par value       Shares

   (1) Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported by Nasdaq National Market on May 28, 1999 in accordance with Rules 457(c) and
(h) of the Securities Act of 1933, as amended.

                               Page 1 of 9 pages.
                         Exhibit Index begins on page 7.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1999 Employee Stock Purchase Plan of Arch Communications Group, Inc. (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933 (as amended, the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) The description of the Common Stock, par value $.01 per share ("Common stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Registrant's Restated Certificate of Incorporation, as amended, provides that the Registrant will, to the fullest extent permitted by the Delaware General Corporation Law, indemnify all persons whom it has the power to indemnify against all costs, expenses and liabilities incurred by them by reason of having been officers or directors of the Registrant, any subsidiary of the Registrant or any other corporation for which such persons acted as an officer or director at the request of the Registrant.

     The Registrant's Restated Certificate of Incorporation also provides that the directors of the Registrant will not be personally liable for monetary damages to the Registrant or its stockholders for any act or omission provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to illegal dividends or stock redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Item 7. Exemption From Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

          1. The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

          Provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, on this 27th day of May, 1999.


                                      ARCH COMMUNICATIONS GROUP, INC.


                                      By:      /s/ C. Edward Baker, Jr.
                                               ------------------------
                                               C. Edward Baker, Jr.
                                               Chairman of the Board and Chief
                                               Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Arch Communications Group, Inc. hereby severally constitute and appoint C. Edward Baker, Jr., Gerald J. Cimmino, Garry B. Watzke and David A. Westenberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Arch Communications Group, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                        Title                          Date
       ---------                        -----                          ----

/s/ C. Edward Baker, Jr.     Chairman of the Board of Directors    May 27, 1999
------------------------     and Chief Executive Officer
C. Edward Baker, Jr.         (Principal Executive Officer)

/s/ J. Roy Pottle            Executive Vice President and Chief    May 27, 1999
-----------------            Financial Officer
J. Roy Pottle                (Principal Financial Officer and
                             Principal Accounting Officer)

/s/ R. Schorr Berman         Director                              May 27, 1999
--------------------
R. Schorr Berman

/s/ James S. Hughes          Director                              May 27, 1999
-------------------
James S. Hughes

/s/ John Kornreich           Director                              May 27, 1999
------------------
John Kornreich

/s/ Allan L. Rayfield        Director                              May 27, 1999
---------------------
Allan L. Rayfield

/s/ John B. Saynor           Director                              May 27, 1999
------------------
John B. Saynor

/s/ John A. Shane            Director                              May 27, 1999
-----------------
John A. Shane

                                  EXHIBIT INDEX


       Exhibit
       Number                        Description
       ------                        -----------

        5.1                          Opinion of Hale and Dorr LLP

       23.1                          Consent of Hale and Dorr LLP
                                     (included in Exhibit 5.1)

       23.2                          Consent of Arthur Andersen LLP

       24.1 Power of Attorney (included in the signature pages of this Registration Statement)